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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm in the Registration Statement, (Form N-1A), and related Statement of Additional Information of Stratton Small-Cap Value Fund, a series of The Stratton Funds, Inc. and to the inclusion of our report dated January 10, 2003 to the Shareholders and Board of Directors of The Stratton Funds, Inc.

                                                TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
February 20, 2003